UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K/A

Amendment No. 1

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CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 10, 2024

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Omega Therapeutics, Inc.

(Exact Name of Registrant as specified in its charter)

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Delaware	001-40657	81-3247585
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

140 First Street, Suite 501

Cambridge, Massachusetts 02141

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (617) 949-4360

N/A

(Former Name or Former Address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, $0.001 par value per share	OMGA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

Omega Therapeutics, Inc. (the “Company”) is amending its Current Report on Form 8-K originally filed on April 16, 2024 to disclose certain compensation arrangements for Barbara Chan, as described below. As previously reported, on April 16, 2024, the Board of Directors (the “Board”) of the Company designated Barbara Chan, the Company’s Senior Vice President, Finance, as its principal financial officer and principal accounting officer, in each case effective as of May 31, 2024 (the “Effective Date”).

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 28, 2024, the Company entered into an amended and restated employment agreement (the “Employment Agreement”) with Ms. Chan to serve as Senior Vice President of Finance and Chief Accounting Officer, effective as of the Effective Date. Pursuant to the Employment Agreement, Ms. Chan is entitled to receive an annual base salary equal to $423,000 and her target annual bonus opportunity is 40% of such annual base salary. If the Company terminates Ms. Chan without “cause” or she resigns for “good reason” (each as defined in the Employment Agreement), subject to Ms. Chan’s timely executing a release of claims and continued compliance with certain restrictive covenants, she is entitled to receive (i) an amount equal to 0.75 times her annual base salary, payable in the form of salary continuation in regular installments over 9 months; (ii) payment of any earned but unpaid annual bonus for the year prior to the year of termination; and (iii) payment for continued health coverage pursuant to COBRA, less the amount she would have paid for coverage as an active employee, for up to 9 months following termination. If the Company terminates Ms. Chan without “cause” or she resigns for “good reason”, in either case, on or within 12 months following a change in control, then, in lieu of the severance payments and benefits described above, subject to her timely executing a release of claims and continued compliance with certain restrictive covenants, Ms. Chan is entitled to receive (i) a lump sum payment equal to one times her annual base salary; (ii) payment of any earned but unpaid annual bonus for the year prior to the year of termination; (iii) payment for continued health coverage pursuant to COBRA, less the amount she would have paid for coverage as an active employee, for up to 12 months following termination; (iv) a lump sum payment equal to one times her annual target bonus; and (v) full accelerated vesting of all her unvested equity or equity-based awards that vest solely based on continued employment or service.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 30, 2024	Omega Therapeutics, Inc.

	By:	/s/ Mahesh Karande
Mahesh Karande
President and Chief Executive Officer